Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO Callie A. Tomasso, Investor Relations (561) 627-7171

August 26, 2020
DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2021 SECOND QUARTER RESULTS

Palm Beach Gardens, Florida, August 26, 2020 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter and six months ended July 25, 2020.

Second Quarter Fiscal 2021 Highlights

•Contract revenues of $823.9 million for the quarter ended July 25, 2020, compared to $884.2 million for the quarter ended July 27, 2019, a decrease of 6.8% on an organic basis.

•Non-GAAP Adjusted EBITDA of $102.7 million, or 12.5% of contract revenues, for the quarter ended July 25, 2020, compared to $89.2 million, or 10.2% of contract revenues, for the quarter ended July 27, 2019. Non-GAAP Adjusted EBITDA for the quarter ended July 27, 2019 excludes $11.0 million of income before taxes reflecting the net benefit of a contract modification that increased revenues for services performed in prior periods, resulting in increased performance-based compensation.

•On a GAAP basis, net income was $37.0 million, or $1.15 per common share diluted, for the quarter ended July 25, 2020, compared to $29.9 million, or $0.94 per common share diluted, for the quarter ended July 27, 2019. Non-GAAP Adjusted Net Income was $38.0 million, or $1.18 per common share diluted, for the quarter ended July 25, 2020, compared to $27.4 million, or $0.86 per common share diluted for the quarter ended July 27, 2019. Non-GAAP Adjusted Net Income for the quarter ended July 27, 2019 excludes net income of $7.3 million, or $0.23 per common share diluted, reflecting the after-tax net benefit of a contract modification that increased revenues for services performed in prior periods, resulting in increased performance-based compensation.

•During the quarter ended July 25, 2020, the Company purchased $234.7 million aggregate principal amount of 0.75% convertible senior notes due September 2021 (the “Notes”) for $224.4 million, including interest and fees. As a result, net income on a GAAP basis for the quarter ended July 25, 2020 includes a pre-tax loss of approximately $0.5 million.

•Notional net debt was reduced by $94.0 million during the quarter. As of July 25, 2020, the Company had cash and equivalents of $22.5 million, borrowings on its revolving line of credit of $200.0 million, $433.1 million of term loans outstanding and $58.3 million aggregate principal amount of Notes outstanding.

Year-to-Date Fiscal 2021 Highlights

•Contract revenues of $1.638 billion for the six months ended July 25, 2020, compared to $1.718 billion for the six months ended July 27, 2019. Contract revenues for the six months ended July 25, 2020 decreased 4.4% on an organic basis after excluding $4.7 million in contract revenues from storm restoration services for the six months ended July 27, 2019.

•Non-GAAP Adjusted EBITDA of $172.5 million, or 10.5% of contract revenues, for the six months ended July 25, 2020, compared to $162.9 million, or 9.5% of contract revenues, for the six months ended July 27, 2019. Non-GAAP Adjusted EBITDA for the six months ended July 27, 2019 excludes $11.0 million of income before taxes reflecting the net benefit of a contract modification that increased revenues for services performed in prior periods, resulting in increased performance-based compensation.

•On a GAAP basis, net income was $4.6 million, or $0.14 per common share diluted, for the six months ended July 25, 2020, compared to $44.2 million, or $1.39 per common share diluted, for the six months ended July 27, 2019. Non-GAAP Adjusted Net Income was $49.4 million, or $1.55 per common share diluted, for the six months ended July 25, 2020, compared to $44.3 million, or $1.39 per common share diluted, for the six months ended July 27, 2019. Non-GAAP Adjusted Net Income for the six months ended July 27, 2019 excludes net income of $7.3 million, or $0.23 per common share diluted, reflecting the after-tax net benefit of a contract modification that increased revenues for services performed in prior periods, resulting in increased performance-based compensation.

Net income on a GAAP basis for the six months ended July 25, 2020 includes a pre-tax goodwill impairment charge of $53.3 million recognized during the first quarter for a reporting unit that generated revenue of less than 4% of Dycom’s consolidated revenue and did not incur losses in fiscal 2020.

•During the six months ended July 25, 2020, the Company purchased $401.7 million aggregate principal amount of 0.75% convertible senior notes due September 2021 for $371.4 million, including interest and fees. As a result, net income on a GAAP basis for the six months ended July 25, 2020 includes a pre-tax gain of approximately $12.0 million.

Outlook

The Company continues to closely monitor the impact of the COVID-19 pandemic on all aspects of its business. Based on current conditions, the Company anticipates contract revenues and margins to range from in-line to modestly lower on a sequential basis for the quarter ending October 24, 2020, as compared to the quarter ended July 25, 2020. The Company believes the impact of the COVID-19 pandemic on its operating results, cash flows and financial condition is uncertain, unpredictable and may be outside of its control.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2021 second quarter results on Wednesday, August 26, 2020 at 9:00 a.m. Eastern time. A live webcast of the conference call and related materials will be available on the Company’s Investor Center website at https://ir.dycomind.com. Parties interested in participating via telephone should dial (833) 519-1313 (United States) or (914) 800-3879 (International) with the conference ID 1448697, ten minutes before the conference call begins. For those who cannot participate at the scheduled time, a replay of the live webcast and the related materials will be available at https://ir.dycomind.com until Friday, September 25, 2020.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These
statements include those related to the outlook for the quarter ending October 24, 2020 found under the “Outlook” section of this release. These statements are subject to change. Forward looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include the projected impact of COVID-19 on the Company’s business operating results, cash flows and/or financial condition and the impacts of the measures the Company has taken in response to COVID-19, the Company’s ability to effectively execute its business and capital plans, business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the related impact to the Company’s backlog from project cancellations, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the Company’s ability to generate sufficient cash to service its indebtedness, restrictions imposed by the Company’s credit agreement, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	July 25, 2020	January 25, 2020
ASSETS
Current assets:
Cash and equivalents	$22,535	$54,560
Accounts receivable, net	897,833	817,245
Contract assets	257,893	253,005
Inventories	77,754	98,324
Income tax receivable	780	3,168
Other current assets	49,840	31,991
Total current assets	1,306,635	1,258,293

Property and equipment, net	315,604	376,610
Operating lease right-of-use assets	69,940	69,596
Goodwill and other intangible assets, net	402,011	465,694
Other	50,497	47,438
Total non-current assets	838,052	959,338
Total assets	$2,144,687	$2,217,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$177,275	$119,612
Current portion of debt	22,500	22,500
Contract liabilities	18,829	16,332
Accrued insurance claims	43,702	38,881
Operating lease liabilities	27,171	26,581
Income taxes payable	13,020	344
Other accrued liabilities	108,827	98,775
Total current liabilities	411,324	323,025

Long-term debt	665,533	844,401
Accrued insurance claims - non-current	67,303	56,026
Operating lease liabilities - non-current	43,418	43,606
Deferred tax liabilities, net - non-current	59,945	75,527
Other liabilities	23,416	6,442
Total liabilities	1,270,939	1,349,027

Total stockholders’ equity	873,748	868,604
Total liabilities and stockholders’ equity	$2,144,687	$2,217,631

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 25, 2020	July 27, 2019	July 25, 2020	July 27, 2019
Contract revenues	$823,921	$884,221	$1,638,244	$1,717,964

Costs of earned revenues, excluding depreciation and amortization[1]	657,953	720,382	1,338,159	1,422,150
General and administrative[2,3]	67,357	65,117	133,243	123,738
Depreciation and amortization	44,129	47,244	90,001	93,586
Goodwill impairment charge[4]	—	—	53,264	—
Total	769,439	832,743	1,614,667	1,639,474

Interest expense, net[5]	(7,853)	(12,878)	(20,310)	(25,111)
(Loss) gain on debt extinguishment[6]	(458)	—	12,046	—
Other income, net	3,097	4,006	4,214	9,705
Income before income taxes	49,268	42,606	19,527	63,084

Provision for income taxes[7]	12,244	12,710	14,921	18,909

Net income	$37,024	$29,896	$4,606	$44,175

Earnings per common share:

Basic earnings per common share	$1.17	$0.95	$0.15	$1.40

Diluted earnings per common share	$1.15	$0.94	$0.14	$1.39

Shares used in computing earnings per common share:
Basic	31,750,547	31,487,011	31,677,012	31,469,401

Diluted	32,128,098	31,820,296	31,947,346	31,803,368

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND DECLINE %’s

	Contract Revenues - GAAP	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Decline %	Non-GAAP - Organic Decline %
Quarter Ended July 25, 2020	$823,921	$—	$823,921	(6.8)%	(6.8)%

Quarter Ended July 27, 2019	$884,221	$—	$884,221

Six Months Ended July 25, 2020	$1,638,244	$—	$1,638,244	(4.6)%	(4.4)%

Six Months Ended July 27, 2019	$1,717,964	$(4,716)	$1,713,248

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 25, 2020	July 27, 2019	July 25, 2020	July 27, 2019
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$37,024	$29,896	$4,606	$44,175
Interest expense, net	7,853	12,878	20,310	25,111
Provision for income taxes	12,244	12,710	14,921	18,909
Depreciation and amortization	44,129	47,244	90,001	93,586
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	101,250	102,728	129,838	181,781
Gain on sale of fixed assets	(3,418)	(4,806)	(5,206)	(11,544)
Stock-based compensation expense	4,373	2,277	6,694	5,756
Goodwill impairment charge[4]	—	—	53,264	—
Loss (gain) on debt extinguishment[6]	458	—	(12,046)	—
Charge for warranty costs[1]	—	—	—	8,200
Recovery of previously reserved accounts receivable and contract assets[3]	—	—	—	(10,345)
Non-GAAP Adjusted EBITDA	$102,663	$100,199	$172,544	$173,848
Non-GAAP Adjusted EBITDA % of contract revenues	12.5%	11.3%	10.5%	10.1%

Non-GAAP Adjusted EBITDA, excluding contract modification[8]		$89,239		$162,888
Non-GAAP Adjusted EBITDA, excluding contract modification % of contract revenues[8]		10.2%		9.5%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 25, 2020	July 27, 2019	July 25, 2020	July 27, 2019
Reconciliation of net income to Non-GAAP Adjusted Net Income:
Net income	$37,024	$29,896	$4,606	$44,175

Pre-Tax Adjustments:
Non-cash amortization of debt discount on Notes	1,748	5,015	6,089	9,947
Loss (gain) on debt extinguishment[6]	458	—	(12,046)	—
Goodwill impairment charge[4]	—	—	53,264	—
Charge for warranty costs[1]	—	—	—	8,200
Recovery of previously reserved accounts receivable and contract assets[3]	—	—	—	(10,345)

Tax Adjustments:
Tax impact of the vesting and exercise of share-based awards	(658)	—	(208)	638
Tax effect from net operating loss carryback under enacted CARES Act[7]	—	—	(2,631)	—
Tax impact related to previous tax year filing	—	1,092	—	1,092
Tax impact of pre-tax adjustments	(607)	(1,379)	289	(2,145)
Total adjustments, net of tax	941	4,728	44,757	7,387

Non-GAAP Adjusted Net Income	$37,965	$34,624	$49,363	$51,562

Non-GAAP Adjusted Net Income, excluding contract modification[8]		$27,373		$44,311

Reconciliation of diluted earnings per common share to Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted earnings per common share	$1.15	$0.94	$0.14	$1.39
Total adjustments, net of tax	0.03	0.15	1.40	0.23
Non-GAAP Adjusted Diluted Earnings per Common Share	$1.18	$1.09	$1.55	$1.62

Non-GAAP Adjusted Diluted Earnings per Common Share, excluding contract modification[8]		$0.86		$1.39

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	32,128,098	31,820,296	31,947,346	31,803,368

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue (decline) growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic (decline) growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding long-term debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•Non-cash amortization of debt discount on Notes - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company excludes the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Goodwill impairment charge - The Company incurred a goodwill impairment charge of $53.3 million for a reporting unit that performs installation services inside third party premises. Management believes excluding the goodwill impairment charge from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•(Loss) gain on debt extinguishment - During the quarter ended July 25, 2020, the Company incurred a loss on debt extinguishment of $0.5 million in connection with its purchase of $234.7 million aggregate principal amount of 0.75% convertible senior notes due September 2021 for $224.4 million, including interest and fees. Additionally, during the quarter ended April 25, 2020, the Company recognized a gain on debt extinguishment of $12.5 million in connection with its purchase of $167.0 million aggregate principal amount of 0.75% convertible senior notes due September 2021 for $147.0 million, including interest and fees. Management believes excluding the (loss) gain on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Charge for warranty costs - During the six month ended July 27, 2019, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

•Recovery of previously reserved accounts receivable and contract assets - During the six months ended July 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer. The Company excludes the impact of this recovery from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results.

•Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•Tax effect from a net operating loss carryback under enacted CARES Act - For the six months ended July 25, 2020, the Company recognized an income tax benefit of $2.6 million during the first quarter from a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of previous tax year filing - During the quarter and six months ended July 27, 2019, the Company recognized an income tax expense of $1.1 million on a previous tax year filing. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Notes

1 During the six months ended July 27, 2019, the Company recorded an $8.2 million pre-tax charge in the first quarter for estimated warranty costs for work performed for a customer in prior periods.
2 Includes stock-based compensation expense of $4.4 million and $2.3 million for the quarters ended July 25, 2020 and July 27, 2019, respectively, and $6.7 million and $5.8 million for the six months ended July 25, 2020 and July 27, 2019, respectively.
3 During the six months ended July 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets in the first quarter based on collections from a customer.
4 The Company incurred a goodwill impairment charge of $53.3 million during the six months ended July 25, 2020 for a reporting unit that performs installation services inside third party premises.
5 Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes of $1.7 million and $5.0 million for the quarters ended July 25, 2020 and July 27, 2019, respectively, and $6.1 million and $9.9 million for the six months ended July 25, 2020 and July 27, 2019, respectively.
6 During the quarter ended July 25, 2020, the Company purchased $234.7 million aggregate principal amount of its Notes for $224.4 million, including interest and fees. The purchase price was allocated between the debt and equity components of the Notes. Based on the net carrying amount of the Notes, the Company recognized a net loss on debt extinguishment of $0.5 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the Notes.
During the quarter ended April 25, 2020, the Company purchased $167.0 million aggregate principal amount of its Notes for $147.0 million, including interest and fees. The purchase price was allocated between the debt and equity components of the Notes. Based on the net carrying amount of the Notes, the Company recognized a net gain on debt extinguishment of $12.5 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the Notes.
7 For the quarter and six months ended July 25, 2020, the provision for income taxes includes $0.7 million and $0.2 million, respectively, of income tax benefit for the vesting and exercise of share-based awards. Additionally, for the six months ended July 25, 2020, the Company recognized an income tax benefit of $2.6 million during the first quarter from a net operating loss carryback under the enacted CARES Act.
For the six months ended July 27, 2019, the provision for income taxes includes $0.6 million of income tax expense for the vesting and exercise of share-based awards. Additionally, for the quarter and six months ended July 27, 2019, the provision for income taxes includes $1.1 million of income tax expense related to a previous tax year filing.
8 During the quarter ended July 27, 2019, the Company entered into a contract modification that increased revenue produced by a large customer program. As a result, the Company recognized $11.8 million of contract revenues for services performed in prior periods, $0.8 million of related performance-based compensation expense, and $1.0 million of stock-based compensation. On an after-tax basis, these items contributed approximately $7.3 million to net income, or $0.23 per common share diluted, for the quarter and six months ended July 27, 2019. These amounts are excluded from the calculations of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share for the quarter and six months ended July 27, 2019.